UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 8, 2024

LIXTE BIOTECHNOLOGY HOLDINGS, INC.

delaware	001-39717	20-2903526
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

680 East Colorado Boulevard, Suite 180

Pasadena, California 91101

(Address of principal executive offices)

(631) 830-7092

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act of 1933 (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(e) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	LIXT	The Nasdaq Stock Market LLC
Warrant to Purchase Common Stock	LIXTW	The Nasdaq Stock Market LLC

Item 1.01	Entry into a Material Definitive Agreement.

Reference is made to the Current Report on Form 8-K of Lixte Biotechnology Holdings, Inc. (the “Company”) filed with the Securities and Exchange Commission on January 22, 2021 relating to the Clinical Research Support Agreement (the “Support Agreement”) between the Company and City of Hope National Medical Center and City of Hope Medical Foundation (collectively, “City of Hope”) with respect to a Phase 1b clinical trial utilizing LB-100 in combination with Carboplatin/Etoposide/Atezolizumab in the treatment of extensive-stage small cell lung cancer. The Support Agreement was filed as Exhibit 10.1 to the previously referenced Current Report on Form 8-K. On July 8, 2024, the Company provided notice to City of Hope of the Company’s intent to terminate the Support Agreement effective July 8, 2024. The Company plans to explore alternative sites for the conduct of the clinical trial.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 12, 2024	LIXTE BIOTECHNOLOGY HOLDINGS, INC. (Registrant)

	By:	/s/ BASTIAAN VAN DER BAAN
Bastiaan van der Baan
Chief Executive Officer